SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-24185


                         Date of Report: April 18, 2006


                         CENTRAL AMERICAN EQUITIES CORP.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                                        65-0636168
   -----------------------------------------------------------------------
   (State of other jurisdiction of                   (IRS Employer
    incorporation or organization)                    Identification No.)


        100 Wall Street, 15th Floor, New York, NY          10005
        --------------------------------------------------------------
        (Address of principal executive offices)         (Zip Code)


                             212-232-0120 ext. 221
              --------------------------------------------------
              (Registrant's telephone number including area code)


          Hotel Alta Interlink 964, POB 02-5635, Miami, FL     33102
          ----------------------------------------------------------
                 (Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OF ASSETS
ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 5.01  CHANGE IN CONTROL OF REGISTRANT
ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS

On April 18, 2006 Ostar Pharmaceutical, Inc. was merged into a wholly-owned subsidiary of Central American Equities Corp. Ostar Pharmaceutical owns 60% of Hebei Aoxing Pharmaceutical Group, which is involved in the business of manufacturing and distributing analgesic drugs in the People's Republic of China. In connection with the merger, Central American Equities Corp. issued to the shareholders of Ostar Pharmaceutical 39,464,612 share of common stock and 297,018 shares of a new Series C Preferred Stock. The Series C Preferred Stock will be convertible into a total of 118,807,200 shares of common stock. Accordingly, the previous shareholders of Ostar Pharmaceutical now own, after the merger, on a fully-diluted basis, 158,271,812 shares of Central American Equities Corp common stock.

In connection with the merger, the Board of Directors of Central American Equities resigned. Prior to resigning, they elected to serve as their replacements Zhenjiang Yue and John C. Leo. Mr. Yue will also serve as Chief Executive Officer and Chief Financial Officer of Central American Equities. Mr. Leo will serve as Corporate Secretary and a director of Central American Equities.

Information Regarding Central American Equities after the Acquisition of Ostar Pharmaceutical, Inc.

The information set forth in the remainder of this Report describes the business and financial condition of Central American Equities after the merger and other facts regarding the effect of the merger on Central American Equities.

Ostar Pharmaceutical, Inc.
--------------------------

Ostar Pharmaceutical, Inc. is a Delaware corporation that was organized in 2005. It has conducted no business. It is a holding company whose only asset is shares in Hebei Aoxing Pharmaceutical Group Co. Ltd. that represent 60% of the outstanding shares in that company. The remaining 40% of Hebei Aoxing is owned by Zhenjiang Yue and his family. Mr. Yue is the new Chairman of Central American Equities.

Business of Aoxing Hebei Pharmaceutical Group
---------------------------------------------

Founded in 2002, Hebei Aoxing Pharmaceutical Group Co. Ltd is one of first nongovernmental enterprises to enter the analgesic industry in China. The Company's facilities are located in Xinle City, Shijiazhuang, Hebei province, about 143 miles from Beijing.

In April 2002, the Chinese National Food and Drug Administration granted
Hebei Aoxing Pharmaceutical Group a permit to produce analgesic drugs on a trial level. To date only two other companies possess this permit to manu-facture analgesic medicines. In May, 2003, the Development and Reform Committee of Hebei Province approved the Company's application for land requisition of
49.4 acres in the industrial zone of Xinle City. In May 2004 Hebei Aoxing completed its initial facilities for an investment of 172 million RMB
(U.S.D. $20 million). In June 2004 the facilities received the necessary government certification.

To date, Hebei Aoxing has been involved in developing its facilities, conducting research and development, and obtaining the requisite approvals from the Chinese government. Hebei Aoxing is currently awaiting the final government approvals which will be the permits to manufacture and market its products. Hebei Aoxing expects to receive the permit to market its Naloxone products in the third quarter of 2006 and to promptly initiate marketing and production.

Facilities
----------

The headquarters of Hebei Aoxing currently covers 29.6 acres of the 49.4 leased by Hebei Aoxing. On that land, the Company has located a building complex that offers an aggregate of 32,268 m2 in floor space. The complex includes office facilities, research facilities, 13,000 m2 in factory space, and a five story residential facility for employees.

The Company's technology center is the 4600 m2 Aoxing Special Medicine Research Center. The Research Center is equipped with advanced
pharmaceutical research facilities, including   troche testing equipment,
capsule testing equipment, injection testing equipment, composition testing equipment, chemical analysis equipment, and Chinese traditional medicine extraction testing equipment. The Center is equipped to conduct the research and pilot experimental production of new medicines. The central laboratory of the Research Center includes a precision instrument room, normal instrument room, heating chamber laboratory, chemical reagent room, bacteria inspection room, culture room, specimen room, and observation room. The facility is capable of conducting the entire quality-control supervision and inspection process of raw material, supplementary materials, crude and finished product. The employee training center located in the Research Center has advanced teaching facilities, and is capable of long-distance training and education. The Company has also established close relationships with the Beijing Medical University, the Academy of Military Medical Science, and the Shanghai Medical University.

The Company's factories are equipped with capsule filling machinery manufactured by the Bosch Group of Germany and automatic box filling equipment manufactured by the Uhlmann Company in Germany. The production capacity of the first stage analgesic project can reach 140 million capsules, 160 million pieces of troche, 100 million pieces of injection, 100 million pieces of oral liquid and 100 million bags of palletized granule.
The supporting facilities, such as the extraction workshop, engine house, thermal workshop, storehouse, office building, and employee housing, have all been completed.

Products - Analgesic
--------------------

Hebei Aoxing is currently equipped to manufacture a line of products based on Naloxone and a line of products based on Oxycodone. If Hebei Aoxing is able to add $15.3 million to its capital, it intends to develop the capacity to manufacture a third line of products, this based on the Tilidine compounds that Hebei Aoxing has already developed.

Naloxone Series. As an opioid antagonist, Naloxone has curative effects for pain, shock, alcoholism, and cerebral infarction. Naloxone has shown limited side effects, and is widely applied in clinical treatment. Naloxone or Naloxone Hydrochloride, is recommended by the WHO (World Health Organization) to treat acute alcoholism and acute poisoning of opiod and nonopioid drugs. The Company's application for this project was approved by China's National Food and Drug Administration in January, 2005.

Naloxone Hydrochloride was developed by the DuPont Company, and was introduced into the US market in the 1970's. Since then it has been introduced into the additional markets of Britain, Germany, France and Italy. The Beijing Academy of Military Medical Sciences first used Naloxone Hydrochloride as morphine antagonist to ease the indication of breath suppression and awakening after a morphine-based anesthesia. To date, two other Chinese companies have produced Naloxone: Beijing Sihuan Pharmaceutical Co. Ltd. and Chengdu Beite Pharmaceutical Co. Ltd. Market research by Hebei Aoxing indicates that the demand for Naloxone in China exceeds the domestic supply to a significant extent.

Oxycodone Series. Oxycodone is a derivative of the emisynthetic opioid alkaloid thebaine. Its pharmacological properties are similar to those of morphine. It is an activator of the opiod receptor, and is able to relieve acute pain.

In 1980's, after the World Health Organization introduced the Three Step Principle in Cancer Pain Treatment, the production and consumption of Oxycodone increased quickly in the world. In 1999, the global stock of Oxycodone had increased to 7.9 tons, 5.9 tons of which was in the United States. Even though advanced countries like the United States have large production and consumption of Oxycodone, the demand for the drug in developing countries in Asia and Africa is still quite large and unsatisfied. Hence the development of Oxycodone has great international market potential.

The effectiveness and safeness of Oxycodone in treating cancer pain have been acknowledged by the Chinese medicine community. But since China does not produce Oxycodone in bulk, the clinical application of Oxycodone is still impossible. Although the National Food & Drug Administration had granted import licenses for Oxycodone controlled-release tablets (Oxycontin) and the composite capsule of Oxycodone and paracetamol (Tylox), most patients in China cannot afford the imported drugs. Therefore the Chinese government is heavily committed to producing Oxycodone pharmaceuticals in bulk domestically.

Tilidine Series. Tilidine is a new generation of analgesic drug characterized by its outstanding narcotic and analgesic effect and minimal side effects. One particularly attractive characteristic of Tilidine is that it is non-addictive. The product is primarily used to relieve physical pain and discomfort.

Tilidine is the second best seller after Oxycodone in the global analgesic market. The annual growth rate of Tilidine's sales is 25%. The total clinical consumption of Tilidine in 1999 exceeded 145 tons. However since bulk production of Tilidine in China is non-existent, the per capita consumption of Tilidine is less than 1% of the average level in other industrialized countries. Hebei Aoxing is currently seeking to obtain capital to fund its development of manufacturing facilities for Tilidine production, with the goal of meeting the domestic demand for the product.

Products - Cough and Congestion
-------------------------------

Hebei Aoxing has also developed a number of products that relieve symptoms of cough and cold. It expects to receive the government permit to market these products in the third quarter of 2006.

Compound Pholcodine Syrup.   This Syrup tranquilizes cough, removes phlegm,
and eases nasal congestion. It also has a limited capacity to relieve asthma symptoms. The Syrup can be used in treating coughs caused by acute
bronchitis and respiratory infections.   Preclinical research on acute and
chronic toxicity shows that Pholcodine's toxicity is lower than that of codeine. Repeated drug administrations do not cause obvious drug tolerance and astriction. Pholcodine does not have convulsioncentral virulence and its central tranquilizing effect is strong.

Zhi Ke Bao Pian.   Cough Reliever (Zhi Ke Bao Pian) is a traditional Chinese
medicine compound made from opium poppy. The Cough Reliever can be used to remove phlegm and relieve cough. This product has been listed in the First Pharmacopoeia of the People's Republic of China. The Cough Reliever has been applied in clinical treatment for a long period and has proven to be safe and highly effective. It does not have any toxic side-effect.

The Market
----------

For the foreseeable future, Hebei Aoxing intends to focus its marketing efforts exclusively in China. Because China is only now developing a domestic supply of bulk analgesics, the market potential is sufficient to fully occupy the Company's efforts.

China entered the "Single Convention on Narcotic Drugs, 1961" in 1985 which resulted in the gradual loosening of government policy toward the control of analgesic supplies. Before 2000, the average consumption of analgesics in China was less than 1% of the consumption in industrialized countries. There were only six varieties of analgesics available in production. By 2005, Chinese government has approved the production of 11 varieties of analgesics. In the near future, patients in China will find 30 varieties and over 80 specifications of different types of analgesics. Since 1993, the annual growth rate of analgesic sales in China has been on average 35%. If the drug consumption per capita in China reaches the level of industrialized countries, the market size will exceed $50 billion.

Employees
---------

Hebei Aoxing currently has 186 employees, including 126 full-time employees. There are 36 employees in middle and senior management team, all having college degrees; 46 employees in the R&D department, among whom 14 employees have Master's degrees and 22 employees have Bachelor's degrees. There are 126 workers at the production line. 52% of them have at least a high school diploma.

Plan of Operations
------------------

Hebei Aoxing plans to introduce its Naloxone and cough and congestion products in the third quarter of 2006. It plans to introduce its Oxycodone products later in 2006. Assuming that Hebei Aoxing obtains the funds necessary to develop the production facilities for its Tilidine products ($15.3 million), the Company plans to introduce that product line by the end of 2007.

Currently Hebei Aoxing has little cash and negative working capital. At December 31, 2005 its working capital deficit was ($4,907,234). The greater portion of the deficit was represented by $3,126,226 due to the Bank of China during 2006. That payment is the current portion of two loans totalling $10,651,960 that call for annual payments over the next four years. The loans bear interest at 5.58% per annum, and are collateralized by most of Hebei Aoxing's assets.

Hebei Aoxing expects to be able to service its debt to the Bank of China if it is successful in initiating production during 2006. In order to do so, the Company will have to obtain additional working capital. Hebei Aoxing is currently conducting discussions with potential investors, but has received no commitment of funds to date.

Risk Factors That May Affect Future Results
-------------------------------------------

You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

        I.  Risks attendant to our business

        WE LACK THE WORKING CAPITAL NECESSARY TO INITIATE PRODUCTION.

At December 31, 2005 we had $141,310 in current assets, only $15,821 of which was liquid. On the same date we had $5,048,544 in current liabilities. In order to initiate production, we will need additional working capital. If we are not able to obtain the necessary working capital, our business will fail.



        WE LACK SUFFICIENT CAPITAL TO FULLY CARRY OUT OUR BUSINESS PLAN.

In order to make our operations cost-efficient, it is necessary that we expand our operations. At the present time, however, our capital resources are sparse. In order to expand our operations, we will need an infusion of capital to fund the build-out of our manufacturing facility and an accumulation of inventory. We are engaged in discussions with potential sources of capital, but have received no commitments. It is not clear whether sufficient capital will become available to us to permit us to expand to an efficient operating point.

        OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL THAT ARE IN HIGH DEMAND.

Our future success depends on our ability to attract and retain highly skilled chemists, pharmaceutical engineers, technical, marketing and customer service personnel, especially qualified personnel for our operations in China. Qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand. Therefore we may not be able to successfully attract or retain the personnel we need to succeed.

        WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, WHICH COULD CAUSE US TO BE LESS COMPETITIVE.

We are continuously designing and developing new technology. We rely on a combination of patents, trade secret laws, and restrictions on disclosure to protect our intellectual property rights. Unauthorized use of our technology could damage our ability to compete effectively. In China, monitoring unauthorized use of our products is difficult and costly. In addition, intellectual property law in China is less developed than in the United States and historically China has not protected intellectual property to the same extent as it is protected in other jurisdictions, such as the United States. Any resort to litigation to enforce our intellectual property rights could result in substantial costs and diversion of our resources, and might be unsuccessful.

        WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT AND FINANCIAL CONTROLS IN CHINA.

The People's Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with. We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company. If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

        CAPITAL OUTFLOW POLICIES IN CHINA MAY HAMPER OUR ABILITY TO PAY DIVIDENDS TO SHAREHOLDERS IN THE UNITED STATES.

The People's Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to fund our business activities outside China or to pay dividends to our shareholders.

        WE HAVE LIMITED BUSINESS INSURANCE COVERAGE.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

        CURRENCY FLUCTUATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

We generate revenues and incur expenses and liabilities in Chinese RMB. However we report our financial results in the United States in U.S. Dollars. As a result, we are subject to the effects of exchange rate fluctuations between these currencies. Recently, there have been suggestions made to the Chinese government that it should adjust the exchange rate and end the linkage that in recent years has held the RMB-U.S. dollar exchange rate constant. If the RMB exchange rate is adjusted or is allowed to float freely against the U.S. dollar, our revenues, which are denominated in RMB, may fluctuate significantly in U.S. dollar terms. We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

        II.  RISKS ATTENDANT TO OUR MANAGEMENT

        OUR BUSINESS DEVELOPMENT WOULD BE HINDERED IF WE LOST THE SERVICES OF OUR CHAIRMAN.

Zhenjiang Yue is the Chief Executive Officer of Central American Equities Corp. and of its operating subsidiary, Hebei Aoxing Pharmaceutical Group. Mr. Yue is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Yue were to leave Hebei Aoxing or become unable to fulfil his responsibilities, our business would be imperilled. At the very least, there would be a delay in the development of Hebei Aoxing until a suitable replacement for Mr. Yue could be retained.

        CENTRAL AMERICAN EQUITIES CORP. IS NOT LIKELY TO HOLD ANNUAL SHARE-HOLDER MEETINGS IN THE NEXT FEW YEARS.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. The current members of the Board of Directors were appointed to that position by the previous directors. If other directors are added to the Board in the future, it is likely that the current directors will appoint them. As a result, the shareholders of Central American Equities will have no effective means of exercising control over the operations of Central American Equities.

        YOUR ABILITY TO BRING AN ACTION AGAINST US OR AGAINST OUR DIRECTORS, OR TO ENFORCE A JUDGMENT AGAINST US OR THEM, WILL BE LIMITED BECAUSE WE CONDUCT ALL OF OUR OPERATIONS IN CHINA AND BECAUSE MOST OF OUR MANAGEMENT RESIDES OUTSIDE OF THE UNITED STATES.

We conduct all of our operations in China through our wholly-owned subsidiary. All but one of our directors and officers reside in China and all of the assets of those Chinese residents are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the United States and of China may render you unable to enforce a judgment against our assets or the assets of our directors.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

There are 40,000,000 shares of Central American Equities common stock issued and outstanding as well as Series C Preferred Stock convertible into 118,807,200 common shares. The following table sets forth the number of Central American Equities common shares beneficially owned by each person who, as of the closing, will own beneficially more than 5% of Central American Equities' common stock on a fully-diluted basis (i.e. assuming conversion of the Series C Prefered Stock), as well as the ownership of such shares by the individuals who will be the directors of Central American Equities after the closing.

Name and Address of              Amount and Nature of       Percent
Beneficial Owner(1)              Beneficial Ownership(2)    of Class
---------------------------------------------------------------------
Zhenjiang Yue                        32,000,000(3)            20.2%
John C. Leo                           4,800,000(4)             3.0%
 c/o American Union Securities, Inc.
 100 Wall Street - 15th Floor
 New York, NY 10005

All directors as a group
 (2 persons)                         36,800,000               23.2%

Yumin Yue(5)                         12,000,000                7.6%
Yifa Yue(5)                          12,000,000                7.6%
Jinshuan Yue(5)                      11,200,000                7.1%
Zhonghui Yang                         8,000,000                5.0%
Cuixia Liu                            8,000,000                5.0%
Yongxia Sun                           8,000,000                5.0%
Hongyue Hao                           8,000,000                5.0%
Yongjun Hao                           8,000,000                5.0%

Huaqin Zhou                           8,800,000                5.5%
 136 Hospital Rd., Suite 3
 Jiangyang City, Sichuan
 Province, China
__________________________________

(1) Unless otherwise indicated, the address of each owner is c/o Hebei Aoxing Pharmaceutical Co., Ltd., No. 1 Industry District, Xinle City, Hebei Province, China 050700All shares will be owned of record.
(2)  Unless otherwise indicated, all shares are held of record.
(3) Includes 12,000,000 shares (fully-diluted) owned of record by Mr. Yue's spouse, Cuiying Hao.
(4) Includes 4,000,000 shares that will be owned by American Union Securities, Inc., of which Mr. Leo is the President.
(5) Yumin Yue, Yifa Yue and Jinshuan Yue are, respectively, the adult daughter, adult son, and father of Zhenjiang Yue.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

The following individuals are the members of Central American Equities' Board of Directors and its executive officers. Each of them assumed that office on April 18, 2006 as a result of the closing of the merger of Ostar Pharmaceutical into a subsidiary of Central American Equities Corp.

Name                  Age             Position
------------------------------------------------------------------------

Zhenjiang Yue         46              Director, Chief Executive Officer,
                                       Chief Financial Officer

John C. Leo           41              Director, Secretary

Zhenjiang Yue. In 2000, after securing the approval of the Hebei Provincial Government, Mr. Yue established the Hebei Aoxing Group. Since 2000, Mr. Yue has been employed as the President and General Manager of Hebei Aoxing Pharmaceutical Co. Ltd. Prior to organizing Hebei Aoxing, Mr. Yue was engaged in senior management of a number of private enterprises, including a carpet factory, a precast metal factory, the Hebei Brewery Plant, and China Aoxing Food & Brewery Co. Ltd. As a result of his entrepreneurial activities, Mr. Yue was named "Leader in the Science & Technology Development Project of the Communist Youth League" and "Youth Entrepreneur of Hebei Province." Mr. Yue has also served as the Vice President of the Pharmaceutical Association of Shijiazhuang City, the Vice President of the Non-Governmental Entrepreneur Association of Hebei Province, the Vice President of Fuxi Culture Research Association of China, and the President of the Zhouyi Research Association of Xinle City.

John C. Leo. Mr. Leo is the founder of American Union Securities, Inc., and has served as its President since 2004. American Union Securities is a full service investment banking firm registered with the Securities and Exchange Commission and the National Association of Securities Dealers. American Union Securities works with both domestic and foreign issuers, with a specific expertise in identifying private companies in China that have the potential to be successful public companies in the United States. From 2001 through 2003, prior to organizing American Union Securities, Mr. Leo was the founder and managing member of Venture Capital Partners, LLC, a private merchant banking and consulting firm. From 1996 through 2001, Mr. Leo was employed as a registered principal and OTC market maker with AM Capital and MH Meyerson. Mr. Leo became a registered representative in 1987 and during his career has focused on raising capital through IPOs and reverse merger transactions. Mr. Leo maintains the following NASD registrations: Series 7, 63, 55 and 24. Mr. Leo also serves on the board of the following public companies: Goldtech Mining, China International Enterprises Inc. and DK Investors.

Nominating and Audit Committee
------------------------------

The Board of Directors will not have an audit committee or a nominating committee immediately after the closing of the merger, due to the small size of the Board. The Board will also not have an "audit committee financial expert" within the definition given by the Regulations of the Securities and Exchange Commission. The members of the Board expect to recruit an audit committee financial expert to join the Board during 2006.

Shareholder Communications
--------------------------

The Board of Directors will not adopt a procedure for shareholders to send communications to the Board of Directors until it has reviewed the merits of several alternative procedures.

Code of Ethics
--------------

Hebei Aoxing has adopted a Code of Ethics that applies to its executive officers. A copy of the Code of Ethics is filed as an exhibit to this Report.

Executive Compensation
----------------------

This table itemizes the compensation paid to Zhenjiang Yue by Hebei Aoxing Pharmaceutical Co., Ltd. for services as its Chief Executive Officer during the past three years. There was no officer of Ostar Pharmaceutical or Hebei Aoxing whose salary and bonus for services rendered during the year ended December 31, 2005 exceeded $100,000.

     				Year	      Salary
                              -------       ---------
Zhenjiang Yue ................. 2005       $  25,000
                                2004          25,000
                                2003          25,000


Certain Relationships and Related Transactions
----------------------------------------------

John C. Leo, who became a director of Central American Equities as a result of the merger, is the President of American Union Securities, Inc. American Union Securities acted as advisor to Hebei Aoxing in connection with the merger. In preparation for the reverse merger into Central American Equities, the owners of Hebei Aoxing agreed to transfer 60% of Hebei Aoxing to Ostar Pharmaceutical, a newly-formed holding company, in exchange for 81.1% of the outstanding stock of Ostar Pharmaceutical. The remaining stock in Ostar Pharmaceutical was owned by American Union Securities and persons associated with American Union Securities, persons associated with the consulting company that introduced Hebei Aoxing to American Union Securities. Therefore, when the merger was completed, John C. Leo acquired 800,000 common shares of Central American Equities and American Union Securities acquired 4,000,000 such shares.

Description of Securities
-------------------------

A description of Central American Equities' common stock is set forth at
Part I, Item 8 of Central American Equities' Registration Statement on Form 10-SB (File No. 000-24185) filed with the Securities and Exchange Commission on May 4, 1998.

Market Price and Dividends on Central American Equities' Common Equity and
--------------------------------------------------------------------------
Other Shareholder Matters
-------------------------

Information regarding the market price of Central American Equities' common equity, payment of dividends, and other shareholder matters is set forth in
Item 5 of Central American Equities' Annual Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on April 7, 2006.

Legal Proceedings
-----------------

Neither Central American Equities nor Ostar Pharmaceutical nor Hebei Aoxing is party to any legal proceedings.

Changes in and Disagreements with Accountants
--------------------------------------------

Information regarding the change in Central American Equities' certifying accountant in September 2005 is set forth in Item 8 of Central American Equities' Annual Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on April 7, 2006.

Recent Sales of Unregistered Securities
---------------------------------------

Information regarding the sales by Central American Equities' of unregistered securities during the previous three years is set forth in Item 5 of Central American Equities' Annual Reports on Form 10-KSB for the years ended December 31, 2005, 2004 and 2003.

Indemnification of Directors and Officers
-----------------------------------------

A description of statutes, charter provisions and bylaws that govern Central American Equities' indemnification of its directors and officers is set forth at Part II, Item 5 of Central American Equities' Registration Statement on Form 10-SB (File No. 000-24185) filed with the Securities and Exchange Commission on May 4, 1998.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements
--------------------

Audited Financial Statements of Ostar Pharmaceutical, Inc. for the period from inception (September 12, 2005) to December 31, 2005.

Audited Financial Statements of Hebei Aoxing Pharmaceutical Group Co., Ltd. for the years ended June 30, 2005 and June 30 2004 and for the period from inception (January 20, 2002) to June 30, 2005.

Unaudited Financial Statements of Hebei Aoxing Pharmaceutical Group Co., Ltd. for the six month period ended December 31, 2005 and the period from inception (January 20, 2002) to December 31, 2005.

Exhibits

10-a	Agreement and Plan of Merger dated March 13, 2006 among Ostar
        Pharmaceutical, Inc., Ostar Acquisition Corp. and Central American Equities Corp. -filed as an exhibit to the Company's Current Report on Form 8-K dated March 13, 2006 and incorporated herein by reference.

10-b	Put and Call Option Agreement dated March 13, 2006 among Warner
        Technology and Investment Corp. and Richard Wm. Talley, Michael Caggiano and P. James Voloshin - filed as an exhibit to the Company's Current Report on Form 8-K dated March 13, 2006 and incorporated herein by reference.

10-c	Subsidiary Purchase Agreement dated March 13, 2006 among Central
        American Equities Corp. and Richard Wm. Talley, Michael Caggiano and
        P. James Voloshin - filed as an exhibit to the Company's Current Report on Form 8-K dated March 13, 2006 and incorporated herein by reference.

10-d	Midterm RMB Loan Contract Number 10, Year 2003 with Bank of China.

10-e	Midterm RMB Loan Contract Number 11, Year 2003 with Bank of China

14	Hebei Aoxing Pharmaceutical Group Co., Ltd. Code of Conduct Policy

21	Subsidiaries:	Ostar Pharmaceutical, Inc.
                        Hebei Aoxing Pharmaceutical Group Co., Ltd.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CENTRAL AMERICAN EQUITIES CORP.

                                      By: /s/ Zhenjiang Yue
                                      --------------------------------------
                                      Zhenjiang Yue, Chief Executive Officer

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Ostar Pharmaceutical Inc.:
(A Development Stage Company)

     We have audited the accompanying balance sheet of Ostar Pharmaceutical Inc. (a Delaware Corporation in the Development Stage) for the period ended December 31, 2005, and the related statements of operations and accumulated deficit, and cash flows for the period from September 12, 2005 (Date of Inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 2005 financial statements referred to above present fairly, in all material respects, the financial position of Ostar Pharmaceutical Inc. (A Development Stage Company) as of December 31, 2005, and the results of their operations and cash flows for the period from September 12, 2005 (Date of Inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company has suffered recurring losses from operations and is in a working capital deficit position that raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Patrizio & Zhao, LLC
-------------------------
Patrizio & Zhao, LLC

Lodi, New Jersey
March 21, 2006

                          OSTAR PHARMACEUTICAL INC.
                        (A DEVELOPMENT STAGE COMPANY)

                               BALANCE SHEET

                             DECEMBER 31, 2005


ASSETS

CURRENT ASSETS
 Cash                                       $   500
                                              -----
 Total Current Assets                           500
                                              -----
 Total Assets                               $   500
                                              =====

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

CURRENT LIABILITIES
 Accounts payable and accrued expenses      $   500
                                              -----
 Total Current Liabilities                      500
                                              -----
STOCKHOLDERS' (DEFICIENCY)
 Common stock, $.0001, par value
  200,000,000 shares authorized
  50,000,000 shares issued and outstanding      500
 Accumulated (deficit)                         (500)
                                              -----
 Total Stockholders' (Deficiency)                 -
                                              -----
 Total Liabilities And Stockholders'
  (Deficiency)                               $  500
                                              =====


See notes to financial statements.

                         OSTAR PHARMACEUTICAL INC.
                       (A DEVELOPMENT STAGE COMPANY)

             STATEMENT OF OPERATIONS AND ACCUMULATED (DEFICIT)

                  FOR THE PERIOD FROM SEPTEMBER 12, 2005
                 (DATE OF INCEPTION) TO DECEMBER 31, 2005


REVENUE                                    $     -

GENERAL AND ADMINISTRATIVE EXPENSES
 Professional fees                             500
                                             -----
NET (LOSS) AND ACCUMULATED (DEFICIT)       $  (500)
                                             =====

LOSS PER COMMON SHARE, BASIC AND DILUTED   $     -
                                             =====

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING, BASIC AND DILUTED         50,000,000
                                        ==========








See notes to financial statements.

                         OSTAR PHARMACEUTICAL INC.
                       (A DEVELOPMENT STAGE COMPANY)

                          STATEMENT OF CASH FLOWS

                  FOR THE PERIOD FROM SEPTEMBER 12, 2005
                 (DATE OF INCEPTION) TO DECEMBER 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                   $ (500)

 Changes in assets and liabilities:
  Accrued expenses                             500
                                             -----
Net Cash Used In Operating Activities            -
                                             -----

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common stock                      500
                                             -----
Net Cash Provided By Financing Activities      500
                                             -----

INCREASE IN CASH                               500

CASH - BEGINNING                                 -
                                             -----
CASH - ENDING                               $  500
                                             =====




See notes to financial statements.

                          OSTAR PHARMACEUTICAL INC.
                        (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO FINANCIAL STATEMENTS

                             DECEMBER 31, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

     The Company was incorporated in the state of Delaware on September 12, 2005, for the purpose of investing in pharmaceutical companies in China. The Company has not earned any revenue from operations.
Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise", as set forth in Statement of Financial Accounting Standards No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements disclose activity since the date of inception.

ACCOUNTING METHOD

     The Company's financial statements are prepared using the accrual method of accounting.

DEFERRED INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In Addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

NOTE 2 - GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 3 - INCOME TAXES

     The Company has a deferred tax asset of approximately $150 resulting from available net operating loss carryforwards, for which a valuation allowance has been provided. The Company has available net operating loss carryforwards for tax purposes of approximately $500 which will expire in 2025.

Paritz & Company, P.A.
                                                15 Warren Street, Suite 25
                                              Hackensack, New Jersey 07601
                                                             (201)342-7753
                                                       Fax: (201) 342-7598


                                              Certified Public Accountants

             REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors
Hebei Aoxing Group Pharmaceutical Co., Ltd.


     We have audited the accompanying balance sheets of Hebei Aoxing Group Pharmaceutical Co., Ltd. (a development stage company) as of June 30, 2005 and 2004 and the related statements of operations and changes in stockholders' equity and cash flows for the years ended June 30, 2005 and 2004 and for the period from inception (January 20, 2002) to June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whethe the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hebei Aoxing Group Pharmaceutical Co., Ltd. (a development stage company) as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 and the period from inception (January 20, 2002) to June 30, 2005 in conformity with accounting principles generally accepted in the United States.


                                             Paritz & Company, P.A.



Hackensack, New Jersey
October 17, 2005

                HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A Development Stage Company)

                              BALANCE SHEETS
                                 (U.S. $)


                                   ----------------JUNE 30,---------------

                                         2005                   2004

ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents         $     36,993            $  1,759,167
  Other receivables                        7,529                  21,714
  Prepaid expenses and sundry
   current assets                        135,953                  42,756
                                      ----------              ----------
 TOTAL CURRENT ASSETS                    180,475               1,823,637
                                      ----------              ----------
PROPERTY AND EQUIPMENT, NET OF
 ACCUMULATED DEPRECIATION             17,513,036              16,332,384
                                      ----------              ----------

 TOTAL ASSETS                       $ 17,693,511            $ 18,156,021
                                      ==========              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
  Accounts payable                  $    759,023            $    866,494
  Due to stockholders                     20,551                  28,999
  Due to officers                         19,412                  62,511
  Current portion of long-term debt      511,676                       -
  Accrued expenses, taxes and
   sundry current liabilities            525,348                  89,190
                                      ----------              ----------
 TOTAL CURRENT LIABILITIES             1,836,010               1,047,194
                                      ----------              ----------

LONG-TERM DEBT                        10,016,291              10,527,840
                                      ----------              ----------

STOCKHOLDERS' EQUITY                   5,841,210               6,580,987
                                      ----------              ----------

 TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                            $ 17,693,511            $ 18,156,021
                                      ==========              ==========



See notes to financial statements

                 HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                        (A Development Stage Company)

                          STATEMENTS OF OPERATIONS
                                  (U.S. $)
                                                               FROM INCEPTION
                                                             (JANUARY 20, 2002)
                            -------YEAR ENDED JUNE 30,------         TO
                                2005               2004        JUNE 30, 2005

INTEREST INCOME             $  12,307          $   6,414      $    18,721
                             --------           --------         --------
COSTS AND EXPENSES:
 Research and development
  costs                        29,464              1,385           30,849
 General and administrative
  expenses                    722,574            569,637        1,387,269
                             --------           --------        ---------
TOTAL COSTS AND EXPENSES      752,038            571,022        1,418,118
                             --------           --------        ---------
NET LOSS                    $(739,731)         $(564,608)     $(1,399,397)
                             ========           ========        =========


See notes to financial statements

                HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A Development Stage Company)

               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

            FROM INCEPTION (JANUARY 20, 2002) TO JUNE 30, 2005
                                (U.S. $)

                                         DEFICIT
                                       ACCUMULATED        OTHER
                         COMMON     DURING DEVELOPMENT  COMPREHENSIVE
                         STOCK            STAGE            LOSS        TOTAL
                      --------------------------------------------------------
CONTRIBUTION BY
 AFFILIATED  COMPANY
 OF EQUIPMENT  IN
 EXCHANGE FOR COMMON
 STOCK                    $  724,069   $         -      $     -    $  724,069

NET LOSS                           -       (28,657)           -       (28,657)

                           --------------------------------------------------
BALANCE - JUNE 30, 2002      724,069       (28,657)           -       695,412

NET LOSS                           -       (66,401)           -       (66,401)

                           --------------------------------------------------
BALANCE- JUNE 30, 2003       724,069       (95,058)           -       629,011

CONTRIBUTION BY AFFIL-
 IATED COMPANY OF RIGHT
 TO USE LAND IN EXCHANGE
 FOR COMMON STOCK          6,516,624             -            -     6,516,624

OTHER COMPREHENSIVE LOSS           -             -          (40)          (40)

NET LOSS                           -      (564,608)           -      (564,608)
                          ---------------------------------------------------
BALANCE - JUNE 30, 2004    7,240,693      (659,666)         (40)    6,580,987

OTHER COMPREHENSIVE LOSS           -             -          (46)          (46)

NET LOSS                           -      (739,731)           -      (739,731)
                          ---------------------------------------------------
BALANCE - JUNE 30, 2005   $7,240,693   $(1,399,397)     $   (86)   $5,841,210
                          ===================================================

See notes to financial statements

               HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                     (A Development Stage Company)

                       STATEMENTS OF CASH FLOWS
                                (U.S. $)

                                                               FROM INCEPTION
                                                             (JANUARY 20, 2002)
                            -------YEAR ENDED JUNE 30,------         TO
                                2005               2004        JUNE 30, 2005

OPERATING ACTIVITIES:
 Net loss                  $  (739,731)       $  (564,608)      $ (1,399,397)

 Adjustments to reconcile
  net loss to net cash
  provided by (used in)
  operating activities:
  Depreciation                 187,440             74,438            261,878
 Changes in operating
  assets and liabilities:
  Other receivables             14,185            (21,714)            (7,529)
  Prepaid expenses and sundry
   current assets              (93,197)           (25,078)          (135,953)
  Accounts payable            (107,470)          (391,109)           759,025
  Accrued expenses, taxes
   and sundry current
   liabilities                 436,068           (181,050)           525,347
                            ----------         ----------         ----------
 NET CASH PROVIDED BY (USED
   IN) OPERATING ACTIVITIES   (302,705)        (1,109,121)             3,371
                            ----------         ----------         ----------
INVESTING ACTIVITIES:
 Acquisition of property
  and equipment             (1,368,092)       (14,372,299)       (17,774,914)
                            ----------         ----------         ----------
 NET CASH USED IN
  INVESTING ACTIVITIES      (1,368,092)       (14,372,299)       (17,774,914)
                            ----------         ----------         ----------
FINANCING ACTIVITIES:
 Bank borrowings                     -         10,527,967         10,527,967
 Loans to (repayment of)
  loans from stockholders
  and officers                 (51,546)            91,509             39,963
 Sale of common stock                -          6,516,624          7,240,692
 Other comprehensive income
  (loss)                           169               (179)               (86)
                            ----------         ----------         ----------
NET CASH PROVIDED BY (USED
 IN) FINANCING ACTIVITIES      (51,377)        17,135,921         17,808,536
                            ----------         ----------         ----------

INCREASE (DECREASE) IN CASH (1,722,174)         1,654,501             36,993

CASH - BEGINNING OF PERIOD   1,759,167            104,666                  -
                            ----------         ----------         ----------
CASH - END OF PERIOD       $    36,993        $ 1,759,167       $     36,993
                            ==========         ==========         ==========


See notes to financial statements

               HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS

                         YEAR ENDED JUNE 30, 2005

1.   ORGANIZATION

     Hebei Aoxing Group Pharmaceutical Co., Ltd. ("the Company") was formed on January 20, 2002 under the laws of the Peoples' Republic of China ("PRC").
The Company intends to manufacture and sell licensed pharmaceuticals.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation - Development Stage Company

     The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise", as set forth in Financial Accounting Standards Board Statement
No. 7 ("SFAS 7").     Among the disclosures required by SFAS 7 are that the
Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholder's equity and cash flows disclose activity since the date of the Company's inception.

     Accounting methods

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on June 30, 2005.

     Uses of estimates in the preparation of financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assump-tions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

     Cash

     The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value.

     The Company maintains cash and cash equivalents with financial institutions in the PRC. The Company performs periodic evaluation of the relative credit standing of financial institutions that are considered in the Company's investment strategy.

     Property and equipment

     Property and equipment are recorded at cost. Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method for financial reporting purposes, whereas accelerated methods are used for tax purposes.

               HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS

                         YEAR ENDED JUNE 30, 2005

     The Company leases a parcel of land pursuant to a real estate contract from the local government of the PRC government expiring in 2053, on which the office and production facilities of the Company are situated.

     Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

     Research and development costs

     Research and development costs are charged to expenses as incurred.

     Deferred income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

     Currency translation

     Since the Company operates solely in the PRC, the Company's functional currency is the Chinese Yuan ("RMB"). Revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for the period.


3.   PROPERTY AND EQUIPMENT

     A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization is as follows:


                               -------------Amount--------------     Life
                               June 30, 2005      June 30,  2004

     Right to use land         $ 6,516,624        $ 6,516,624    Life of lease
     Building and building
      improvements               9,216,933          8,645,817    39 years
     Machinery and equipment     1,486,995            885,174    5-8 years
     Furniture and fixtures        276,672             42,501    5-8 years
     Automobiles                   277,690            316,706    3-5 years
                                ----------         ----------
                                17,774,914         16,406,822
     Accumulated depreciation      261,878             74,438
                                ----------         ----------
                               $17,513,036        $16,332,384
                                ==========         ==========


4.   DUE TO STOCKHOLDERS  AND OFFICERS

     The amounts due officers bear interest at 6.75% per annum and are due on demand. The amounts due stockholders are non-interest bearing and are due on demand.

               HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS

5.   LONG-TERM DEBT

     Long-term debt consists of the following:

     Notes payable to a bank bearing interest
      at 5.58% per annum as follows:
                  Year ended June 30, 2006   $   362,035
                                      2007     2,534,242
                                      2008     3,499,668
                                      2009     3,982,381
                                              ----------
                                              10,378,326

     Note payable to credit union bearing
      interest at 6.635% and due May 29, 2006    149,641
                                              ----------
                                              10,527,967
     Less current portion                        511,676
                                              ----------
                                             $10,106,291
                                              ==========
     The notes payable bank are collateralized by a first security interest in substantially all assets of the Company and $4,827,128 is guaranteed by a vendor of the Company. The note payable to the credit union is personally guaranteed by the majority stockholder of the Company.


6.   RISK FACTORS

     Vulnerability due to Operations in PRC

     The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

     Substantially all of the Company's businesses are transacted in RMB, which is not freely convertible. The People's Bank of China or other banks are authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers invoices, shipping documents and signed contracts.

               HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to significant concentration of credit risk are primarily cash and cash equivalents. As of June 30. 2005, substantially all of the Company's cash and cash equivalents were managed by financial institutions.

     Other Risks

     Although the process of approval by the government of the PRC to manufacture pharmaceuticals is in its final stages, there is no assurance that such approval will be obtained.

Paritz & Company, P.A.
                                                15 Warren Street, Suite 25
                                              Hackensack, New Jersey 07601
                                                             (201)342-7753
                                                       Fax: (201) 342-7598


                                              Certified Public Accountants

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Hebei Aoxing Group Pharmaceutical Co., Ltd.


We have reviewed the accompanying balance sheet of Hebei Aoxing Group Pharmaceutical Co., Ltd. as of December 31, 2005 and the related statements of operations and changes in stockholders' equity and cash flows for the six months ended December 31, 2005 and for the period from inception (January 22, 2002) to December 31, 2005 in accordance with the standards of the Public Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Hebei Aoxing Group Pharmaceutical Co., Ltd.

A revirew consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with the standards of the Public Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

                                            Paritz & Company, P.A.


Hackensack, New Jersey
March 2, 2006

                HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                      (A Development Stage Company)

                              BALANCE SHEET

                            DECEMBER 31, 2005
                               (Unaudited)
                                (U.S. $)

ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                      $    15,821
 Prepaid expenses and sundry current assets         125,489
                                                 ----------
 TOTAL CURRENT ASSETS                               141,310

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
 DEPRECIATION                                    17,804,677
                                                 ----------
TOTAL ASSETS                                    $17,945,987
                                                 ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                               $   784,181
 Due to stockholders                                 21,093
 Due to officers                                     19,924
 Current portion of long-term debt                3,126,226
 Accrued expenses, taxes and sundry current
  liabilities                                     1,097,120
                                                 ----------
 TOTAL CURRENT LIABILITIES                        5,048,544
                                                 ----------

LONG-TERM DEBT                                    7,679,320
                                                 ----------

STOCKHOLDERS' EQUITY                              5,218,123
                                                 ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $17,945,987
                                                 ==========


See report of independent registered public accounting firm

              HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                     (A Development Stage Company)

                       STATEMENTS OF OPERATIONS
                              (Unaudited)
                               (U.S. $)

                                    SIX MONTHS            FROM INCEPTION
                                      ENDED             (JANUARY 20, 2002)
                                DECEMBER 31, 2005      TO DECEMBER 31, 2005
                               -------------------     --------------------
INTEREST INCOME                    $        -             $    18,721
                                    ---------               ---------
COSTS AND EXPENSES:
 Research and development costs        23,843                  54,692
 General and administrative
  expenses                            751,342               2,138,611
                                    ---------               ---------
TOTAL COSTS AND EXPENSES              775,185               2,193,303
                                    ---------               ---------
NET LOSS                           $ (775,185)            $(2,174,582)
                                    =========               =========



See notes to financial statements

               HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                      (A Development Stage Company)

               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

         FROM INCEPTION (JANUARY 20, 2002) TO DECEMBER 31, 2005
                              (Unaudited)
                                (U.S. $)

                                         DEFICIT
                                       ACCUMULATED        OTHER
                         COMMON     DURING DEVELOPMENT  COMPREHENSIVE
                         STOCK            STAGE            LOSS        TOTAL
                      --------------------------------------------------------
CONTRIBUTION BY
 AFFILIATED  COMPANY
 OF EQUIPMENT  IN
 EXCHANGE FOR COMMON
 STOCK                    $  724,069   $         -     $      -    $  724,069

NET LOSS                           -       (28,657)           -       (28,657)

                           --------------------------------------------------
BALANCE - JUNE 30, 2002      724,069       (28,657)           -       695,412

NET LOSS                           -       (66,401)           -       (66,401)

                           --------------------------------------------------
BALANCE- JUNE 30, 2003       724,069       (95,058)           -       629,011

CONTRIBUTION BY AFFIL-
 IATED COMPANY OF RIGHT
 TO USE LAND IN EXCHANGE
 FOR COMMON STOCK          6,516,624             -            -     6,516,624

OTHER COMPREHENSIVE LOSS           -             -          (40)          (40)

NET LOSS                           -      (564,608)           -      (564,608)
                          ---------------------------------------------------
BALANCE - JUNE 30, 2004    7,240,693      (659,666)         (40)    6,580,987

OTHER COMPREHENSIVE LOSS           -             -          (46)          (46)

NET LOSS                           -      (739,731)           -      (739,731)
                          ---------------------------------------------------
BALANCE - JUNE 30, 2005    7,240,693    (1,399,397)         (86)    5,841,210

OTHER COMPREHENSIVE INCOME         -             -      152,098       152,098

NET LOSS                           -      (775,185)           -      (775,185)
                           --------------------------------------------------
BALANCE -
 DECEMBER 31, 2005        $7,240,693   $(2,174,582)    $152,012    $5,218,123
                           ==================================================


See report of independent registered public accounting firm

              HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A Development Stage Company)

                         STATEMENTS OF CASH FLOWS
                                (Unaudited)
                                 (U.S. $)

                                    SIX MONTHS            FROM INCEPTION
                                      ENDED             (JANUARY 20, 2002)
                                DECEMBER 31, 2005      TO DECEMBER 31, 2005
                               -------------------     --------------------

OPERATING ACTIVITIES:
 Net loss                          $ (775,185)             $ (2,174,582)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
  Depreciation                        178,974                   440,852
 Changes in operating assets and
  liabilities:
  Other receivables                     7,724                         -
  Prepaid expenses and sundry
   current assets                      13,981                  (121,972)
  Accounts payable                      5,523                   764,548
  Accrued expenses, taxes and
   sundry current liabilities         556,121                 1,082,533
                                    ---------                ----------
NET CASH USED IN OPERATING
 ACTIVITIES                           (12,862)                   (8,621)
                                    ---------                ----------
INVESTING ACTIVITIES:
 Acquisition of property and
  equipment                            (9,267)              (17,784,181)
                                    ---------                ----------
NET CASH USED IN INVESTING
 ACTIVITIES                            (9,267)              (17,784,181)
                                    ---------                ----------
FINANCING ACTIVITIES:
 Bank borrowings                            -                10,527,967
 Loans to stockholders                      -                    39,963
 Sale of common stock                       -                 7,240,693
                                    ---------                ----------
NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                 -                17,808,623
                                    ---------                ----------
INCREASE (DECREASE) IN CASH           (22,129)                   15,821

CASH - BEGINNING OF PERIOD             37,950                         -
                                    ---------                ----------
CASH - END OF PERIOD               $   15,821               $    15,821
                                    =========                ==========

See report of independent registered public accounting firm

                 HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED DECEMBER 31, 2005
                               (Unaudited)

1.   ORGANIZATION

     Hebei Aoxing Group Pharmaceutical Co., Ltd. ("the Company") was formed on January 20, 2002 under the laws of the Peoples' Republic of China ("PRC").
The Company intends to manufacture and sell licensed pharmaceuticals.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation - Development Stage Company

     The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise", as set forth in Financial Accounting Standards Board Statement
No. 7 ("SFAS 7").   Among the disclosures required by SFAS 7 are that the
Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholder's equity and cash flows disclose activity since the date of the Company's inception.

     Accounting methods

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on June 30th.

     Uses of estimates in the preparation of financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assump-tions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

     Cash

     The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value.

     The Company maintains cash and cash equivalents with financial institutions in the PRC. The Company performs periodic evaluation of the relative credit standing of financial institutions that are considered in the Company's investment strategy.

     Property and equipment

     Property and equipment are recorded at cost. Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method for financial reporting purposes, whereas accelerated methods are used for tax purposes.

                HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                      (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED DECEMBER 31, 2005
                               (Unaudited)

     The Company leases a parcel of land pursuant to a real estate contract from the local government of the PRC government expiring in 2053, on which the office and production facilities of the Company are situated.

     Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

     Research and development costs

     Research and development costs are charged to expenses as incurred.

     Deferred income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

     Currency translation

     Since the Company operates solely in the PRC, the Company's functional currency is the Chinese Yuan ("RMB"). Revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for the period.


3.   PROPERTY AND EQUIPMENT

     A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization as of December 31, 2005 is as follows:

                                            Amount                  Life
                                         -----------------------------------
     Right to use land                    $ 6,688,400          Life of lease
     Building and building improvements     9,459,946          39 years
     Machinery and equipment                1,535,514          5-8 years
     Furniture and fixtures                   283,967          5-8 years
     Automobiles                              285,012          3-5 years
                                           ----------
                                           18,252,839
     Accumulated depreciation                 448,162
                                           ----------
                                          $17,804,677
                                           ==========

                 HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS

                     SIX MONTHS ENDED DECEMBER 31, 2005
                              (Unaudited)

4.   DUE TO STOCKHOLDERS AND OFFICERS

     The amounts due officers bear interest at 6.75% per annum and are due on demand. The amounts due stockholders are non-interest bearing and are due on demand.


5.   LONG-TERM DEBT

     Long-term debt consists of the following:

     Notes payable to a bank bearing interest at 5.58% per annum as follows:

                       Year ended December 31,
                                          2006  $ 2,972,640
                                          2007    3,591,940
                                          2008    4,087,380
                                                 ----------
                                                 10,651,960

     Note payable to credit union bearing
     interest at 6.635% and due May 29, 2006        153,586
                                                 ----------
                                                 10,805,546

     Less current portion                         3,126,226
                                                 ----------
                                                $ 7,679,320
                                                 ==========

     The notes payable bank are collateralized by a first security interest in substantially all assets of the Company and $4,827,128 is guaranteed by a vendor of the Company. The note payable to the credit union is personally guaranteed by the majority stockholder of the Company.


6.   RISK FACTORS

     Vulnerability due to Operations in PRC

     The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

     Substantially all of the Company's businesses are transacted in RMB, which is not freely convertible. The People's Bank of China or other banks are authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers invoices, shipping documents and signed contracts.

                   HEBEI AOXING GROUP PHARMACEUTICAL CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                       SIX MONTHS ENDED DECEMBER 31, 2005
                                   (Unaudited)

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to significant concentration of credit risk are primarily cash and cash equivalents. As of December 31, 2005, substantially all of the Company's cash and cash equivalents were managed by financial institutions.

     Other Risks

     Although the process of approval by the government of the PRC to manufacture pharmaceuticals is in its final stages, there is no assurance that such approval will be obtained.